UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____ )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12

CAVALIER HOMES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 7, 2008

Dear Stockholder:

You are cordially invited to join us at our 2008 Annual Meeting of Stockholders to be held on Tuesday, May 20, 2008, beginning at 10:00 A.M., C.D.T., at The Summit Club, Suite 3100, Regions Harbert Plaza, 1901 6th Avenue North, Birmingham, Alabama. At the meeting, we will consider the election of directors, the selection by the Board of Directors of Carr, Riggs & Ingram, LLC as the independent registered public accounting firm for us and any other business as may properly come before the Annual Meeting.

Our stockholders who are unable to attend the Annual Meeting may vote by proxy. The enclosed Notice and Proxy Statement contain important information concerning the matters to be considered, and we urge you to review them carefully. You will also find enclosed a copy of our Annual Report for the year ended December 31, 2007, which we encourage you to read.

It is important that your shares be voted at the meeting. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed form of proxy promptly so that we may be assured of the presence of a quorum. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy.

We look forward to seeing you on May 20th.

Sincerely yours,

CAVALIER HOMES, INC.

/s/ Barry B. Donnell
Barry B. Donnell
Chairman of the Board

/s/ David A. Roberson
David A. Roberson
President and Chief Executive Officer

CAVALIER HOMES, INC.
_____________________

Notice of annual Meeting of Stockholders
To be held May 20, 2008
_____________________

TO THE STOCKHOLDERS OF CAVALIER HOMES, INC.:

The Annual Meeting of Stockholders of Cavalier Homes, Inc., a Delaware corporation (“we”, “us”, “our”, or “Cavalier”), will be held at The Summit Club, Suite 3100, Regions Harbert Plaza, 1901 6th Avenue North, Birmingham, Alabama, on Tuesday, May 20, 2008, at 10:00 A.M., C.D.T., for the following purposes:

(1)	To elect six directors;

(2)	To consider the ratification and approval of the appointment by the Board of Directors of Carr, Riggs & Ingram, LLC as the independent registered public accounting firm for Cavalier; and

(3)	To transact such other business as may properly come before the meeting.

Details respecting these matters are set forth in the accompanying Proxy Statement.

Holders of record of our common stock at the close of business on March 24, 2008, are entitled to notice of and to vote at the Annual Meeting. A list of our stockholders who are entitled to vote at the Annual Meeting will be available for inspection for a period of ten days prior to the Annual Meeting at 32 Wilson Blvd. 100, Addison, Alabama, and at the Annual Meeting, for any purpose germane to the meeting. The meeting may be adjourned from time to time without notice other than such notice as may be given at the meeting or any adjournment thereof, and any business for which notice is hereby given may be transacted at any such adjourned meeting.

You are cordially invited to attend the Annual Meeting of the Stockholders of Cavalier, and we hope you will be present at the meeting.

WHETHER YOU PLAN TO ATTEND OR NOT, PLEASE SIGN AND RETURN THE ENCLOSED FORM OF PROXY SO THAT WE MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE MEETING. A postage-paid envelope is enclosed for your convenience in returning your proxy to us.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Michael R. Murphy
Michael R. Murphy
Secretary

Post Office Box 540
32 Wilson Boulevard 100
Addison, Alabama 35540
April 7, 2008

CAVALIER HOMES, INC.
POST OFFICE BOX 540
32 WILSON BOULEVARD 100
ADDISON, ALABAMA 35540
____________________

Proxy Statement
For The Annual Meeting of Stockholders
To be held May 20, 2008

The accompanying proxy is solicited on behalf of the Board of Directors of Cavalier Homes, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders and any adjournments thereof (the “Annual Meeting”) to be held at The Summit Club, Suite 3100, Regions Harbert Plaza, 1901 6th Avenue North, Birmingham, Alabama, on Tuesday, May 20, 2008, at 10:00 A.M., C.D.T. This Proxy Statement and the enclosed form of proxy are first being mailed or given to our stockholders on or about April 7, 2008.

General Information

Who is entitled to vote?

Holders of record of our common stock outstanding at the close of business on March 24, 2008 are entitled to notice of, and to vote at, the Annual Meeting. A total of 18,429,580 shares of common stock were outstanding on such date and will be entitled to vote at the Annual Meeting. Each holder of shares of our common stock entitled to vote has the right to one vote for each share held of record on the record date for each matter to be voted upon.

What am I voting on?

You will be voting to elect six Directors of Cavalier Homes, Inc. Each Director will hold office until the next Annual Meeting of Stockholders or until a successor is appointed and qualified. You are also voting to ratify the action taken by the Audit Committee of the Board of Directors in selecting Carr, Riggs & Ingram, LLC as our independent registered public accounting firm.

Who is soliciting my proxy? Our Board of Directors is soliciting your proxy to be used at the 2008 Annual Meeting of Stockholders.

Who will bear the cost of the solicitation of proxies?

The cost of soliciting proxies, including the preparation, printing and mailing of this Proxy Statement, will be borne by us. We may reimburse investment bankers, brokers and other nominees for their expenses incurred in obtaining voting instructions from beneficial owners of common stock held of record by such investment bankers, brokers and other nominees; however, we have not entered into any written contract or arrangement for such repayment of expenses.

How else may proxies be solicited?

In addition to the use of mails, proxies may be solicited by personal interview, telephone or facsimile machine by the directors, our officers and employees, without additional compensation.

How many votes must be present to hold the meeting?

The presence, in person or by proxy, of a majority of the outstanding shares of our common stock entitled to vote, consisting of at least 9,214,291 shares, is necessary to constitute a quorum at the Annual Meeting. Shares of common stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining the presence or absence of a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of common stock represented by “broker non-votes” will be treated as present for purposes of determining a quorum.

How are abstentions and broker non-votes treated for purposes of voting?

Abstentions will be included for purposes of determining whether the requisite number of affirmative votes have been cast with respect to the ratification of the selection of our independent auditors and approval of any other matters coming before the stockholders meeting; and, accordingly, will have the same effect as a negative vote. Broker non-votes will have no effect on the voting with respect to any proposal as to which there is a non-vote.

How many votes are needed to elect the six proposed directors and ratify the proposed independent registered public accounting firm?

In accordance with our Amended and Restated By-laws, as amended (the “By-laws”), the six nominees receiving the highest vote totals will be elected as our directors. Accordingly, assuming the presence of a quorum, abstentions and broker non-votes will not affect the outcome of the election of directors at the Annual Meeting. The affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required for the approval and ratification of the selection of our independent registered public accounting firm and for approval of all other matters.

What happens after I send in my proxy?

Proxies, in the form enclosed, properly executed by a stockholder and returned to our Board of Directors, with instructions specified thereon, will be voted at the Annual Meeting in accordance with such instructions.

What if I return my proxy card but do not provide voting instructions?

If no specification is made, a properly executed proxy will be voted in favor of:
(i)The election to the Board of Directors of the six nominees named in this Proxy Statement; and
(ii)The ratification of action taken by the Audit Committee of the Board of Directors in selecting Carr, Riggs & Ingram, LLC as our independent registered public accounting firm.

May I revoke my proxy after it is sent?

A stockholder may revoke a proxy by notice in writing delivered to our Secretary, Michael R. Murphy, at any time before it is exercised. A proxy may also be revoked by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not automatically revoke a proxy previously given to us.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is BNY Mellon Shareowner Services and you may reach them by telephone at 800-851-9677. Shares held by the old Employee Stock Purchase Plan cannot be consolidated with your other holdings.

Can my shares be voted on matters other than those described in this Proxy Statement?

As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented for consideration or action at the Annual Meeting other than the matters stated above. If any other matters properly come before the meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

When are stockholder proposals due for the 2009 Annual Meeting?

Stockholder proposals submitted for consideration at the 2009 Annual Meeting of Stockholders must be received by us no later than December 8, 2008, to be considered for inclusion in the 2009 proxy materials. According to our By-laws, for a stockholder proposal to be properly brought before the 2009 Annual Meeting of Stockholders (other than a proposal to be considered for inclusion in the 2009 proxy materials), it must be a proper matter for stockholder action and must be delivered to the our secretary no earlier than January 7, 2009 and no later than February 6, 2009.

Election of Directors

Our By-laws provide for a Board of Directors of not less than one nor more than ten members, the exact number to be determined by resolution of the Board of Directors. The present Board of Directors consists of seven members. Following the retirement of John W Lowe at the Annual Meeting, the Board of Directors shall reduce in size to six members and proposes the election of the six persons listed below, each of whom has consented to being named and to serving in such capacity as directors until the next Annual Meeting of Stockholders and until their successors are duly elected and shall have qualified. Proxies may not be voted for more than six persons. Unless otherwise directed, it is intended that shares of common stock represented by all proxies received by the Board of Directors will be voted in favor of the nominees listed below. Should any such nominee become unable or decline to accept election, which is not anticipated, it is intended that such shares of common stock will be voted for the election of such person or persons as the Board of Directors may recommend.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES SET FORTH BELOW.

The following table sets forth certain information concerning each nominee, each of whom is currently serving as a director:

Name	Age	Principal Occupation	Director Since
Thomas A. Broughton, III	52	President and Chief Executive Officer of ServisFirst Bank	1986
Barry B. Donnell	68	Chairman of the Board of Cavalier	1986
Lee Roy Jordan	66	Retired President of Lee Roy Jordan Redwood Lumber Company (lumber supply business)	1993
David A. Roberson	51	Our President and Chief Executive Officer	1996
Bobby Tesney	63	Retired President and Chief Executive Officer of Brown Jordan International, Inc. (casual and contract furniture manufacturer)	2003
J. Don Williams	58	Executive of Altec Industries, Inc. (mobile equipment manufacturer)	2003

Mr. John W Lowe, one of our directors since 1984, informed us in late March 2008 that he would retire at the upcoming Annual Meeting. Mr. Lowe, age 66, is a partner in the law firm Lowe, Mobley & Lowe. He will continue to represent us as General Counsel.

Each nominee for the Board of Directors listed above has occupied the position indicated for at least the last five years, with the exception of Mr. Broughton, who served as Chairman of First Commercial Bank until August 2004.

Corporate Governance
Code of Ethics

We have adopted a Code of Ethics, which applies to all our employees, including our Chief Executive Officer and Chief Financial Officer, and our Board of Directors. A copy of our Code of Ethics is posted on our website (www.cavhomesinc.com). We intend to post amendments to and waivers from our Code of Ethics (to the extent applicable to our directors or executive officers) on our website, and will also file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing any such amendments or waivers.

Director Attendance

During 2007, our Board of Directors held six meetings. Each director attended at least seventy-five percent (75%) of the aggregate of the number of meetings of the Board of Directors and the number of meetings of all committees on which he served in 2007. We encourage all members of the Board of Directors to attend the Annual Meeting of Stockholders, and in 2007, all members of the Board of Directors were in attendance at the 2007 Annual Meeting.

Committees of the Board of Directors

The Board of Directors has four standing committees: the Executive Committee, the Compensation Committee, the Nominating and Governance Committee and the Audit Committee. The Executive Committee is currently composed of David A. Roberson, Barry B. Donnell and John W Lowe and is authorized to act in place of the full Board of Directors in certain circumstances.

Compensation Committee

The Compensation Committee, which held two meetings in 2007, is composed of Thomas A. Broughton, III (Chair), Lee Roy Jordan and Bobby Tesney. The Compensation Committee administers our stock incentive plans and sets the compensation of our executive officers. The Compensation Committee operates under a charter approved by the Board. The charter is posted on our website at www.cavhomesinc.com.

All of the members of the Compensation Committee are independent within the meaning of the listing standards of the American Stock Exchange. Each of the Compensation Committee members was appointed on May 22, 2007.

Nominating and Governance Committee

The Nominating and Governance Committee held one meeting during 2007. The Nominating and Governance Committee is currently composed of Lee Roy Jordan (Chair), J. Don Williams and Thomas A. Broughton. The Nominating and Governance Committee is charged with developing and recommending to the Board of Directors corporate governance principles appropriate for us, in accordance with the guidelines and requirements established by the Securities and Exchange Commission (“SEC”). The Nominating and Governance Committee operates under a charter approved by the Board. The charter is posted on our website at www.cavhomesinc.com.

The Board selected the members of the Nominating and Governance Committee on May 22, 2007. All of the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of the American Stock Exchange.

Audit Committee

The Audit Committee held thirteen meetings during 2007. The Audit Committee is currently composed of Bobby Tesney (Chair), J. Don Williams, and Thomas A. Broughton. The Audit Committee, among other things, exercises sole authority over the selection each year of our independent registered public accounting firm, pre-approves all audit and non-audit services to be provided by our independent registered public accounting firm, reviews and evaluates the performance of our independent registered public accounting firm, reviews the external and internal audit procedures, scope and controls practiced by our independent registered public accounting firm and our internal accounting personnel, and evaluates the services performed and fees charged by our independent registered public accounting firm to determine, among other things, that the non-audit services performed by such independent public accounting firm do not compromise their independence. The Audit Committee also approves all related party transactions.

The Board selected the members of the Audit Committee on May 22, 2007. All of the members of the Audit Committee are independent within the meaning of SEC regulations and the listing standards of the American Stock Exchange. Mr. Tesney, the chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the American Stock Exchange.

Director Independence

Our Board of Directors has adopted independence standards consistent with the listing standards adopted by the American Stock Exchange. A Director will be considered “independent” and found to have no material relationship with us if during the prior three years:

•	The Director has not been an employee of Cavalier or any of our subsidiaries;
•	No immediate family member of the Director has been an executive officer of Cavalier;
•
Neither the Director nor an immediate family member of the Director has received any compensation from us other than director and committee fees, compensation for service as an interim executive officer and pension or other forms of direct compensation for prior service (provided such compensation is not contingent in any way on future service);

•	Neither the Director nor an immediate family member of the Director has been affiliated with or employed by a present or former internal or external auditor for us;
•
Neither the Director nor an immediate family member of the Director has been employed as an executive officer of another company where any of our present executives serve on that our compensation committee;

•
The Director has not been a partner, controlling shareholder, executive officer or employee, and no immediate family member of the Director has been a partner, controlling shareholder or executive officer, of a company that makes payments to or receives payments from us for property or services in an amount which, in any single fiscal year, exceeded the greater of $200,000 or 5% of such other of our consolidated gross revenues.

The Board of Directors has determined that each of the following directors are independent of us in that such directors have no material relationship with us either directly or indirectly as a partner, shareholder or affiliate of an organization that has a relationship with us:

•	Thomas A. Broughton, III
•	Barry B. Donnell
•	Lee Roy Jordan
•	Bobby Tesney
•	J. Don Williams

The Board of Directors reexamines each director’s independence annually. Mr. Roberson serves as an executive officer for Cavalier. Mr. Lowe receives fees from us in connection with his representation of us in legal matters. While Mr. Donnell previously served as an executive officer of Cavalier, he retired from this position in 2004 and no longer has a material relationship with us other than in his position as a director. Other than Mr. Donnell’s prior position with us as an executive officer, the Board did not consider any other relationships or transactions when determining the independence of the directors listed above.

Nomination of Directors

The Nominating and Governance Committee considers candidates for Board membership suggested by our members, other Board members and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify our Chairman of the Board or any member of the Nominating and Governance Committee in writing at Post Office Box 5003, 719 Scott Avenue, Suite 414, Wichita Falls, Texas 76301 with whatever supporting material the stockholder considers appropriate. Once the Nominating and Governance Committee has identified a prospective nominee, the Nominating and Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy certain criteria set by the Board of Directors and detailed below. If the Nominating and Governance Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may gather background information with respect to professional, educational and community activities, interview the candidate, determine the candidate’s willingness to serve, and review with the candidate the time requirement involved. It will also recommend and provide the opportunity for the prospective member to meet with our Board members (individually or as a group) and our management (individually or as a group). Candidates are selected for their good character, judgment and willingness to devote adequate time to Board duties. Assessment of potential candidates includes issues of diversity, age and skills in the context of an assessment of the perceived needs of the Board at that time. Directors may not serve on the boards of more than three public companies, including our Board of Directors, and may not serve past the age of 70. To the knowledge of the Nominating and Governance Committee, we did not receive any director nominations from a stockholder holding in excess of 5% of our common stock during 2007.

Communication with Board of Directors

Stockholders interested in communicating directly with the Board of Directors, or specified individual directors, may do so by writing the Chairman of the Board at Post Office Box 5003, 719 Scott Avenue, Suite 414, Wichita Falls, Texas 76301. The Chairman will review all such correspondence and will regularly forward to the Board copies of all such correspondence that, in the opinion of the Chairman, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Audit Committee.

Non-Employee Director Compensation

The following table reflects the basis for compensation paid to each non-employee director.

			Committees
Title	Attendance	Board	Executive	Compensation	Nominating and Governance	Audit
Board or Committee Chairman	Annual retainer	$10,000	$—	$5,000	$5,000	$15,000
Director	Annual retainer	15,000	5,000	—	—	—
Director	In person
01/01/07 – 11/06/07		2,500	1,500	1,500	1,500	2,500
After 11/06/07		2,000	none	1,000	1,000	1,000
Director	Via telephone
01/01/07 – 11/06/07		1,000	1,000	1,000	1,000	1,000
After 11/06/07		500	none	500	500	500

Directors who attend committee meetings on the same dates as Board meetings are compensated for attending both the Board meeting and the committee meeting. John W Lowe serves as secretary for each of the Board’s committees, and receives a committee meeting fee for each meeting which he attends in his capacity as secretary. Directors who are also our employees do not receive additional compensation for Board service. All directors are reimbursed for travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Director Compensation Table

The following summary compensation table sets forth information concerning compensation for services in all capacities, including cash and non-cash compensation, awarded to, earned by or paid to all non-employee members of our Board of Directors in 2007.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
	($)(1)	($)	($)(2)	($)	($)	($)	($)
Thomas A. Broughton III	50,500	—	11,434	—	—	—	61,934
Barry B. Donnell	42,000	—	11,434	—	—	—	53,434
Lee Roy Jordan	35,000	—	11,434	—	—	—	46,434
John W Lowe	50,500	—	11,434	—	—	—	61,934
Bobby Tesney	57,500	—	11,434	—	—	—	68,934
J. Don Williams	41,500	—	11,434	—	—	—	52,934

(1)	All fees earned during the year were paid in cash.

(2)
Option awards to purchase 5,000 shares of our common stock were granted to each director on January 2, 2007 pursuant to our 2005 Non-Employee Directors Stock Option Plan. These options awards, with a fair value of $2.29 on the date of grant, vested at the rate of 1/12th of the shares subject to the option award on each monthly anniversary of the date of grant. Information regarding assumptions used in determining the grant date fair value is contained in Note 9 to Notes to Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2007. Options outstanding as of December 31, 2007 for each non-employee director were:

Thomas A. Broughton III	39,893
Barry B. Donnell	65,000
Lee Roy Jordan	20,000
John W Lowe	20,000
Bobby Tesney	15,000
J. Don Williams	40,000

In 2005, the stockholders approved the 2005 Non-Employee Directors Stock Option Plan (the “2005 Non-Employee Directors Plan”) adopted by the Board of Directors on April 5, 2005. The 2005 Non-Employee Directors Plan replaced the 1993 Amended and Restated Nonemployee Directors Stock Option Plan. Pursuant to the terms of the 2005 Non-Employee Directors Plan, each non-employee director receives an option to purchase 5,000 shares of common stock at fair market value upon first being elected to the Board of Directors. Additionally, annually on January 2, each non-employee director who has served as our director during the calendar year immediately preceding such date receives an option to purchase 5,000 shares of common stock at fair market value. Options granted under the 2005 Non-Employee Directors Plan generally have a term of ten years, and become exercisable as to one-twelfth of the shares of common stock subject to the grant on each monthly anniversary of the date of grant, as long as the director remains our director during the vesting period.

Audit Committee Report

In compliance with the requirements of the American Stock Exchange, the Audit Committee of Cavalier adopted a formal written charter approved by the Board of Directors which outlines the Audit Committee’s responsibilities and how it carries out those responsibilities. The Amended and Restated Audit Committee Charter is available on Cavalier’s website at www.cavhomesinc.com under the heading “Investor Relations” and the subheading “Corporate Governance.” In connection with the performance of its responsibilities under its charter, the Audit Committee has:

•	Reviewed and discussed the audited financial statements with management;

•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (required communication by external auditors with audit committees);

•
Received from the independent auditors disclosures regarding the auditors’ independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the auditors’ independence; and

•
Recommended, based on the review and discussion noted above, to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Bobby Tesney (Chair) J. Don Williams Thomas A. Broughton

Ratification and Approval of Appointment
of Independent Registered Public Accountants

At the direction of the Audit Committee, our Board of Directors has unanimously selected, subject to ratification by the stockholders, the accounting firm of Carr, Riggs & Ingram, LLC as our independent registered public accounting firm for fiscal year 2008. Carr, Riggs & Ingram, LLC has served as our independent auditor since September 15, 2005. Ratification of the selection of auditors is being submitted to our stockholders because the Board of Directors believes it is an important corporate decision in which stockholders should participate. If the stockholders do not ratify the selection of Carr, Riggs & Ingram, LLC or if Carr, Riggs & Ingram, LLC shall decline to act, resign or otherwise become incapable of acting, or if our engagement is otherwise discontinued, the Audit Committee will select other auditors for the period remaining until the 2009 Annual Meeting of Stockholders when engagement of auditors is expected again to be subject to ratification by the stockholders at such meeting.

Representatives of Carr, Riggs & Ingram, LLC will be in attendance at the Annual Meeting and will be provided an opportunity to address the meeting and to respond to appropriate questions from stockholders.

Fee Disclosure

The following table presents fees for professional services rendered by Carr, Riggs & Ingram, LLC for the audit of our annual financial statements for 2007 and 2006 and fees billed for audit-related services, tax services and all other services rendered by Carr, Riggs & Ingram, LLC for 2007 and 2006.

	2007	2006
Audit fees (a)	$583,200	$583,200
Audit-related fees (b)	—	9,530
Tax fees	—	—
All other fees	—	—

(a)
Fees for the audit of our annual financial statements, the audit of the effectiveness of our internal controls over financial reporting as required by Section 404 of Sarbanes Oxley, the audit of a stand-alone subsidiary, and quarterly reviews. Includes amounts for expenses incurred during the audit.

(b)	Audit-related services for consultations to assist in the response to comments from the Securities and Exchange Commission.

Upon effectiveness of final rules promulgated by the Securities and Exchange Commission relating to approval of non-audit services in May 2003, our Audit Committee began pre-approving all audit-related services, tax services and other services provided by our independent auditor. In connection with such pre-approval, our Audit Committee concluded that the provision of such services by Carr, Riggs & Ingram, LLC was compatible with the maintenance of that firm’s independence in the conduct of our auditing functions.

The Chairman of the Audit Committee, Mr. Tesney, has authority to approve engagement of our independent registered public accountants for accounting projects of up to $20,000 per project, as long as such pre-approvals are brought to the attention of the Audit Committee at our next committee meeting. Any engagement of our independent registered public accountants for accounting projects that involve fees in excess of $20,000 must have full Audit Committee approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION AND APPROVAL OF CARR, RIGGS & INGRAM, LLC.

Executive Officers and Principal Stockholders

Executive Officers

The following table sets forth certain information concerning our executive officers, who are elected annually by the Board of Directors:

Name	Age	Position
David A. Roberson	51	President and Chief Executive Officer
Michael R. Murphy	62	Vice President, CFO and Secretary-Treasurer
Gregory A. Brown	50	Chief Operating Officer

Mr. Roberson has served as our President and Chief Executive Officer since 1996. Mr. Murphy has served as our Chief Financial Officer and Secretary-Treasurer since 1996. Mr. Brown was named Chief Operating Officer in February 2002. Prior to becoming Chief Operating Officer, Mr. Brown had served as our Director of Manufacturing Operations since 1999.

Ownership of Equity Securities

Set forth below is information as of March 24, 2008, with respect to the beneficial ownership of our common stock by (a) each of our directors (which directors, also constitute the nominees for election as directors at the Annual Meeting), (b) our President and Chief Executive Officer and our two other executive officers, and (c) all of our directors and executive officers as a group.

Name of Individual or Persons in Group	Number of Shares Beneficially Owned[1]		Percent of Class Beneficially Owned[1]
Thomas A. Broughton, III	79,326	[2]	*
Gregory A. Brown	86,512	[3]	*
Barry B. Donnell	916,091	[4]	4.97%
Lee Roy Jordan	21,166	[5]	*
John W Lowe	136,182	[6]	*
Michael R. Murphy	132,734	[7]	*
David A. Roberson	334,670	[8]	1.81%
Bobby Tesney	21,866	[9]	*
J. Don Williams	46,666	[10]	*
All directors and executive officers (9 persons)	1,775,213	[11]	9.42%

The following persons have reported ownership in Cavalier at a level greater than 5%, according to statements on Schedule 13D or 13G as filed by such persons with the Securities and Exchange Commission:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned[1]		Percent of Class Beneficially Owned[1]
Dimensional Fund Advisors LP 1299 Ocean Avenue, Santa Monica, CA 90401	1,444,278	[12]	7.84%
GAMCO Investors, Inc. One Corporate Center, Rye, NY 10580-1435	2,834,418	[13]	15.38%
Paloma International L.P., et al Two American Lane, Greenwich, CT 06836-2571	1,690,613	[14]	9.17%
T. Rowe Price Associates, Inc./T. Rowe Price Small-Cap Value Fund, Inc. 100 E. Pratt Street, Baltimore, MD 21202	1,600,000	[15]	8.68%

*      Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
1      Beneficial ownership in the foregoing table is based upon information furnished by the persons listed. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of March 24, 2008, that such person or group has the right to acquire within 60 days after such date, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within 60 days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person. Except as otherwise indicated in these notes to the foregoing table, the beneficial owners named in the table have sole voting and investment power with respect to the shares of common stock reflected and the address of each of the persons is as follows: c/o Cavalier Homes, Inc., 32 Wilson Blvd 100, Addison, AL 35540.

2      Includes 16,477 shares beneficially owned in an Individual Retirement Account. Includes 36,559 shares issuable pursuant to stock options presently exercisable as of March 24, 2008, or within 60 days thereafter.

3      Includes 65,000 shares issuable pursuant to stock options presently exercisable as of March 24, 2008, or within 60 days thereafter, and 6,666 shares of restricted stock which has not yet fully vested, but over which Mr. Brown may exercise voting rights.

4      Includes 26,666 shares issuable pursuant to stock options presently exercisable as of March 24, 2008, or within 60 days thereafter, 100,000 shares held by the Donnell Foundation, of which Mr. Donnell is co-trustees and 100,000 shares beneficially owned in an Individual Retirement Account. Mr. Donnell has voting and investment power with respect to the shares held by the Donnell Foundation. Also includes 13,000 shares held in his wife's Individual Retirement Account and 7,000 shares owned directly by his wife. Also includes 100,000 shares held by the Sam Donnell Family Limited Partnership, 1% of which is held by a limited liability company in which Mr. Donnell holds 51% of the limited liability company interests. Mr. Donnell disclaims beneficial ownership of the shares held directly by his wife and the shares held in his wife's Individual Retirement Account. The address for Mr. Donnell is 719 Scott Avenue, Suite 414 Wichita Falls, TX 76301.

5      Includes 16,666 shares issuable pursuant to stock options presently exercisable as of March 24, 2008, or within 60 days thereafter.

6      Includes 16,666 shares issuable pursuant to stock options presently exercisable as of March 24, 2008, or within 60 days thereafter.

7      Includes 67,500 shares issuable pursuant to stock options presently exercisable as of March 24, 2008, or within 60 days thereafter, 4,700 shares held in Mr. Murphy’s Individual Retirement Account and 3,700 shares held in his wife’s Individual Retirement Account. Includes 6,666 shares of restricted stock which has not yet fully vested, but over which Mr. Murphy may exercise voting rights. Mr. Murphy disclaims beneficial ownership of the shares held in his wife’s Individual Retirement Account.

8      Includes 6,510 shares beneficially owned in an Individual Retirement Account, 1,874 shares held in his wife’s Individual Retirement Account, and 512 shares owned by the children of Mr. Roberson. Includes 17,761 shares held by a family limited partnership of which Mr. Roberson is the general partner. Includes 125,000 shares issuable pursuant to stock options presently exercisable as of March 24, 2008, or within 60 days thereafter. Includes 10,000 shares of restricted stock which has not yet fully vested, but over which Mr. Roberson may exercise voting rights. Mr. Roberson disclaims beneficial ownership of the shares held in his wife’s Individual Retirement Account.

9      Includes 16,666 shares issuable pursuant to stock options presently exercisable as of March 24, 2008, or within 60 days thereafter.

10      Includes 41,666 shares issuable pursuant to stock options presently exercisable as of March 24, 2008, or within 60 days thereafter.

11      See notes 1-10 above.

12      In a Schedule 13G filed on February 6, 2008, Dimensional Fund Advisors LP (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, reported having sole voting and dispositive power of 1,444,278 shares. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the issuers described in the schedule that are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. All information in this footnote was obtained from the Schedule 13G filed by Dimensional.

13      In a Schedule 13D filed February 13, 2008, Mario J. Gabelli, and various entities which he directly or indirectly controls or for which he acts as chief investment officer (“Gabelli”), reported having shared power to vote or dispose of 2,834,418 shares of common stock. Included in the Schedule 13D is GGCP, Inc., MJG Associates, Inc., Gabelli Foundation, Inc., Mario Gabelli, LICT Corporation, GAMCO Investors, Inc. (“GBL”), a public company listed on the New York Stock Exchange, and the following entities of which GBL is the parent company: GAMCO Asset Management, Inc., Gabelli Funds, LLC, Gabelli Securities, Inc., Gabelli & Company, Inc. and Teton Advisors, Inc. All information in this footnote was obtained from the Schedule 13D filed by Gabelli.

14      In a Schedule 13G filed February 14, 2008, Paloma International L.P., S. Donald Sussman, MAK Capital One L.L.C., MAK Capitol Fund LP and Michael A. Kaufman (collectively “Paloma”) reported having shared voting and dispositive power over 1,174,876 shares of common stock. All information in this footnote was obtained from Schedule 13G filed by Paloma.

15      In a Schedule 13G filed February 13, 2008, T. Rowe Price Associates, Inc. (“T. Rowe Price”) and T. Rowe Price Small-Cap Value Fund, Inc. (“Small-Cap Fund”) jointly reported having sole power to vote or dispose of 1,600,000 shares of common stock. These securities are owned by various individual and institutional investors, including the Small-Cap Fund, which T. Rowe Price serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. All information in this footnote was obtained from the Schedule 13G and cover letter we received from T. Rowe Price and Small-Cap Fund.

Compensation Discussion and Analysis

Introduction

Compensation Committee.  As discussed previously, our Compensation Committee is composed of Thomas A. Broughton, III (Chair), Lee Roy Jordan and Bobby Tesney. Each of the members of the Compensation Committee is independent within the meaning of the listing standards of the American Stock Exchange.

Recommendations from Consultants and Executives. Our Compensation Committee charter authorizes the Compensation Committee to retain compensation consultants to assist in evaluation of executive compensation. While consultants were retained several years ago to perform similar functions, the current committee membership believes the use of a compensation consultant would not provide enough value to outweigh the cost to us. We have three executive officers, and comparable companies are limited given our size and the size of the industry. As discussed below, our compensation structure is intentionally simple, and the Compensation Committee has not felt the need to increase the complexity of the structure.

Our Compensation Committee solicits compensation recommendations from our chief executive officer, David A. Roberson. All recommendations are considered by the Compensation Committee when determining compensation for our executive officers, although the Compensation Committee historically has questioned salary inequities between the various executive officers and has not, in some cases, adopted management recommendations. The Compensation Committee determines compensation independently of management.

Committee Process. Our Compensation Committee establishes the base salary and annual bonus for our executive officers (chief executive officer, chief operating officer and chief financial officer) and reviews other matters relating to compensation of executive officers. The committee recommends awards, if any, under the incentive plans and equity plans to the full Board, and those recommendations are generally followed. Our Compensation Committee met on January 23, 2007 to discuss and establish base salary and incentive compensation for 2007. Prior to the January 23, 2007 Compensation Committee meeting, our committee members communicated directly with each other to discuss 2007 compensation decisions. Mr. Broughton, our Compensation Committee chair, also raised certain issues with respect to the Compensation Committee’s 2007 compensation determinations with our corporate counsel, in the days leading up to and during the course of the Compensation Committee meeting at which the committee finalized executive compensation for 2007.

Compensation Philosophy. We compensate our executive officers through a mix of base salary, bonus, incentive compensation and equity compensation. Our Compensation Committee feels that, given our size, it is important to keep our compensation policies simple. We currently do not use an elaborate equity compensation structure, nor do we feel that we need to utilize compensation consultants to design and implement incentive compensation plans. Generally, our Compensation Committee begins discussing base salary levels for the next year in November or December. Our Compensation Committee reviews the performance and compensation of our executive officers and, after reviewing recommendations submitted by our chief executive officer for our chief operating officer and chief financial officer, establishes their compensation levels for the following year. Our financial performance for the prior year significantly influences the compensation decisions made by our Compensation Committee for the coming year. Our Compensation Committee historically has reviewed the compensation structures of other manufactured housing companies, but has rejected the use of “benchmarking” against any other company or companies due to the absence of other manufactured housing companies with characteristics similar to our own. As mentioned previously, our Compensation Committee makes recommendations on equity compensation awards to the full Board of Directors, which the Board generally follows. The Compensation Committee did not recommend to the full Board of Directors the grant of any equity compensation awards to our executive officers in 2007.

Our Compensation Committee has indicated that it would consider seeking a return of previously awarded compensation in the event of a restatement of our prior years’ consolidated financial statements on a case-by-case basis. We believe that, absent evidence of fraud or willful negligence, we would not request reimbursement of previously awarded compensation; provided, however, that our Compensation Committee would be bound by our obligations under federal securities laws to seek such reimbursement if necessary.

Elements of Compensation

Distribution of Compensation. Our Compensation Committee does not perform a detailed allocation between the main elements of compensation for our executive officers: base salary, bonus and equity compensation.  For 2007, the majority of each executive’s compensation was base salary, due to our failure to meet certain threshold requirements our Compensation Committee established in order to award incentive compensation. If we had met our target net income goals for 2007, each of our executive officers could have received 100% of the amount of their respective base salaries as an incentive bonus for the year. Our compensation structure for 2008 changed dramatically, as our executive officers voluntarily reduced their base salary levels by as much as twenty-one percent, in the case of our chief executive officer. Our Compensation Committee does not apply any set formula to determine how much compensation for each executive officer should be distributed through each element of compensation, instead relying on a general sense of how the manufacturing housing industry is performing and what is necessary to retain long-standing executive officers with a history in the industry. We also have not routinely awarded equity compensation in recent years due to a marked downturn in both our performance and the manufactured housing industry as a whole. As an example, the restricted stock awards made by the Compensation Committee in March 2006 were the first equity grants to our executive officers since January 2002, and the Compensation Committee has not awarded any additional equity grants since 2006.

Base Salaries. Our Compensation Committee strives to provide our executive officers with a level of base compensation that will meet their expectations and provide an appropriate lifestyle. However, our Compensation Committee also continues to focus on our financial performance and the performance of our industry when determining compensation for our executives. Each of our executive officers received an increase in base salary in 2006 and our Compensation Committee determined, in light of our performance in 2006, to dispense with any increases in the base salaries of our executive officers in 2007. Our chief executive officer earned a base salary of $350,000, our chief operating officer earned a base salary of $275,000, and our chief financial officer earned a base salary of $225,000 for fiscal 2007. Our industry has suffered a continuing economic downturn since 2000, and our Compensation Committee has been reluctant to approve increases in base salaries when our financial performance has been lackluster. Our Compensation Committee felt strongly that net income of $172,000 for the fiscal year ended December 31, 2006 did not merit an increase in base salary levels.

Our financial performance declined in 2007, and we ended the year with a net loss of $8,519,000. Our executive officers, mindful of the financial difficulties we face and the continuing downward outlook for the industry, voluntarily reduced their base salaries for 2008. Our Compensation Committee ratified these base salary decreases at the January 2008 meeting. For 2008, our chief executive officer will earn a base salary of $275,000, our chief operating officer will earn a base salary of $235,000 and our chief financial officer will earn a base salary of $210,000.

Bonus/Incentive Compensation. In prior years, our Compensation Committee has awarded cash bonuses, if any, in the first quarter based on the prior year’s performance. Beginning in 2006, our Compensation Committee determined to implement a simple incentive compensation plan based on pre-tax income. For 2007, “pre-tax income” was defined as income from operations before income taxes (including the deduction for incentive compensation) plus earnings from equity investees, but excluding the net change in certain reserves or accruals, including, among others, the warranty reserve, accruals under self insurance programs, reserve for repurchase commitments, and reserves for impairments of assets. If actual pre-tax income for 2007 did not meet the target, the bonus amount for each of the named executive officers would be reduced proportionately; provided, however, that none of our executive officers would receive an incentive bonus unless we achieved pre-tax income that exceeded seventy percent (70%) of the performance target. Our target pre-tax income was $7,055,000, and the threshold amount for pre-tax income was $4,938,500.

The table below sets forth the 2007 target bonus amounts for each of our executive officers at the threshold, target and maximum amounts. Since we did not achieve 70% of targeted pre-tax income, none of our executive officers earned incentive compensation for 2007.

Name	Title	2007 Bonus Threshold (70%)	2007 Bonus Target (100%)	2007 Bonus Maximum (300%)
David A. Roberson	President and Chief Executive Officer	$245,000	$350,000	$1,050,000
Gregory A. Brown	Chief Operating Officer	$192,500	$275,000	$825,000
Michael R. Murphy	Vice President, Chief Financial Officer and Secretary-Treasurer	$157,500	$225,000	$675,000

For 2008, the Compensation Committee established the target and threshold levels to be pre-tax income of $1,700,000, net of any incentive compensation. If the threshold is achieved, Mr. Roberson will earn incentive compensation of $100,000 and Mr. Brown and Mr. Murphy will each earn incentive compensation of $65,000. The executive officers will earn additional incentive compensation if pre-tax income in 2008 exceeds the target with Mr. Roberson earning 5% of pre-tax income in excess of the target and Mr. Brown and Mr. Murphy earning 3% of pre-tax income in excess of the target. The maximum amount of incentive compensation to be paid under this program is equal to each executive’s base salary for 2008, as described above.

Equity Compensation. Historically, the primary form of equity compensation that we awarded consisted of non-qualified stock options. We selected this form because of the favorable accounting and tax treatments associated with stock options, and the favorable reception by our executive officers of such awards. As a result of a change in the accounting treatment for stock options, the Compensation Committee moved to awards of restricted stock in recent years. Our Compensation Committee does not routinely award equity compensation. The restricted stock grants made in 2006 were the first such grants made by the Compensation Committee since 2002, and such awards were based primarily on our financial performance in the previous year. Our Compensation Committee believes that awards of equity compensation should be tied primarily to financial profitability. The Compensation Committee determined that, in light of our financial performance in the prior year, an equity award to our executive officers in 2007 would not be warranted. Members of the Compensation Committee have been reluctant to approve equity compensation during periods that our financial performance has suffered, or when such grants of equity compensation have not been tied to our profitability.

When evaluating potential awards of equity compensation, our Compensation Committee does not routinely consider the equity ownership levels of our executive officers or the amounts of prior awards that have fully vested. Our Compensation Committee believes that once an award is final, considering the value of that award would be inappropriate in terms of future performance.

We do not have stock ownership or retention guidelines for our executive officers and, consequently, do not consider stock ownership or retention when awarding equity compensation. Our directors must hold a minimum of 5,000 shares of our common stock and Mr. Roberson, the sole executive officer currently sitting on our Board of Directors, currently meets this threshold. Our insider trading policy prohibits the use of short-selling and other hedging devices by our executive officers with respect to their shares of our common stock.

Employment, Severance and Change in Control Arrangements. We do not have written or oral employment, severance or change in control agreements with our executive officers. Our Compensation Committee believes it is important to maintain flexibility, and our executive officers have not requested such arrangements in the past. Our last severance/change in control agreements with our executive officers expired in 2003 in accordance with their respective terms. Our equity and incentive compensation plans contain provisions accelerating prior awards upon a change in control, but such provisions are applicable to all of our employees participating in such plans at the time of a change in control.

Retirement Plans. We do not maintain a traditional defined benefit pension plan for our executive officers. Each of our executive officers participates in our 401(k) plan, pursuant to which we match fifty percent (50%) of the first 6% of employee (including executive officer) deferrals. We cap our contributions on behalf of highly compensation employees (including executive officers) as determined by our 401(k) plan administrator, which totaled $5,189 per employee in 2007.

Perquisites and Other Benefits. During 2007, our chief executive officer received perquisites and other benefits totaling $44,276. The bulk of the value of these perquisites consisted of $18,385 in payments for premiums on life insurance and $11,244 for tax gross-up on the life insurance premiums. Prior to 2002, we had entered into certain split-dollar life insurance policies on our chief executive officer, David A. Roberson. Our Compensation Committee believed that Mr. Roberson’s continued leadership of Cavalier was essential to our success, particularly during the manufactured industry downturn, and entered into the split-dollar life insurance policy both to provide a benefit to our chief executive officer and to ensure that we would have some funds available upon death to enable payment of incentive compensation to employ a new executive officer. Upon passage of the Sarbanes-Oxley Act in 2002, we were uncertain whether the split-dollar life insurance arrangement would constitute a prohibited loan arrangement with an executive officer, and therefore changed the policy to provide that our chief executive officer would begin paying the premiums on the policy directly, and we would fund the premium payments. We also agreed to gross-up the payments to cover taxes due on the additional compensation.

Our executive officers participate in our benefit plans on the same terms as our other employees. These plans include medical and dental insurance and life insurance, as well as participation in the 401(k) plan discussed above.

Conclusion

Our compensation policy for our executive officers is based on two principles: simplicity of design and fairness of compensation levels. As a result, the compensation scheme we describe is intentionally simple, with relatively few elements to discuss. We use equity and bonus compensation to reward performance, but do not have strict policies for allocating between long-term and current compensation, primarily due to the difficult conditions that have persisted in our industry over the last six years. In light of our recent financial performance, our Board did not approve any equity compensation awards for our executive officers for 2007. Future equity and bonus compensation awards will depend on our future performance. As of the date of this proxy statement, our Compensation Committee has not recommended, and currently does not plan to recommend, and our Board has not awarded, any equity compensation for 2008. Our Compensation Committee will continue to assess base salary amounts and other elements of compensation for our executive officers based on performance assessments and determinations of amounts necessary to retain skilled professionals.

Compensation Committee Interlocks and Insider Participation

None of Messrs. Broughton, Jordan or Tesney is now or was during the last fiscal year an officer or employee of Cavalier or any of its subsidiaries. During 2007, none of our executive officers served as a director or member of the compensation committee (or group performing equivalent functions) of any other entity for which any of Messrs. Broughton, Jordan or Tesney served as an executive officer.

Compensation Committee Report

Our Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on our review and discussions with management, our Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the our 2008 proxy statement. This report is provided by the following independent directors, who comprise the Compensation Committee:

COMPENSATION COMMITTEE
Thomas A. Broughton, III (Chair) Lee Roy Jordan Bobby Tesney

Executive Compensation

The following tables, graphs and other information provide details concerning executive compensation.

Summary Compensation Table

The following summary compensation table sets forth information concerning compensation for services in all capacities, including cash and non-cash compensation, awarded to, earned by or paid to our Chief Executive Officer, Chief Financial Officer and other executive officers (the “Named Executive Officers”) in the last two fiscal years.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
		($)	($)	($)	($)	($)	($)	($)		($)
David A. Roberson	2007	350,000	—	66,040	—	—	—	44,276	(2)	460,316
President and Chief Executive Officer	2006	350,000	—	53,013	—	—	—	39,979	(3)	442,992

Michael R. Murphy	2007	225,000	—	44,026	—	—	—	5,065	(2)	274,091
VP, CFO and Secretary-Treasurer	2006	225,000	—	35,342	—	—	—	3,960	(3)	264,302

Gregory A. Brown	2007	275,000	—	44,026	—	—	—	4,317	(2)	323,343
Chief Operating Officer	2006	275,000	—	35,342	—	—	—	3,675	(3)	314,017

(1)
Stock awards were granted in March 2006 pursuant to our 2005 Incentive Compensation Plan. Information regarding assumptions used in determining the grant date fair value is contained in Note 9 to Notes to Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2007. The amounts reflected above represent the portion of the grant date fair value amortized to expense in 2007 and 2006.

(2)
Includes matching contribution made by us to our 401(k) plan during 2007 on behalf of Mr. Roberson in the amount of $5,189, on behalf of Mr. Murphy in the amount of $5,065 and on behalf of Mr. Brown in the amount of $4,317. Also includes $18,385 paid to Mr. Roberson for premiums on life insurance policies, $11,244 for taxes on life insurance premiums, and $9,458 for personal use of a company vehicle.

(3)
Includes matching contribution made by us to our 401(k) plan during 2006 on behalf of Mr. Roberson in the amount of $3,675, on behalf of Mr. Murphy in the amount of $3,960 and on behalf of Mr. Brown in the amount of $3,675.  Also includes $18,385 paid to Mr. Roberson for premiums on life insurance policies, $11,244 for taxes on life insurance premiums, and $6,675 for personal use of a company vehicle.

Grants of Plan-Based Awards

The following grants of plan-based awards table sets forth information concerning awards to the Named Executive Officers during the last fiscal year under any of the our incentive plans.

								All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)(1)	(#)	(#)	(#)	(#)	(#)	($/sh)
David A. Roberson	01/23/07	245,000	350,000	1,050,000	—	—	—	—	—	—
Michael R. Murphy	01/23/07	157,500	225,000	675,000	—	—	—	—	—	—
Gregory A. Brown	01/23/07	192,500	275,000	825,000	—	—	—	—	—	—

The non-equity incentive plan awards were awarded pursuant to our 2005 Incentive Compensation Plan. As discussed in our Compensation Discussion and Analysis, we did not achieve 70% of targeted pre-tax income and therefore none of our named executive officers earned a non-equity incentive award payment in 2007.

Outstanding Equity Awards at Fiscal Year-end

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Options Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
	(#	)	(#	)	(#	)	($)		(#	)	($)	(#	)	($)
David A. Roberson									20,000	(1)	39,000
	100,000						3.40	01/29/12
	15,000						3.94	01/26/10
	10,000						9.66	01/25/09
	40,000						10.22	01/23/08

Michael R. Murphy									13,333	(1)	25,999
	50,000						3.40	01/29/12
	10,000						3.94	01/26/10
	7,500						9.66	01/25/09
	25,000						10.22	01/23/08

Gregory A. Brown									13,333	(1)	25,999
	50,000						3.40	01/29/12
	7,500						4.00	01/26/10
	7,500						9.63	01/25/09
	15,000						10.18	01/23/08

(1)	One-half of the remaining unvested stock awards will vest on 03/13/08 and 03/13/09.

Option Exercises and Stock Vested in Fiscal 2007

	Option Awards			Stock Awards
Name	Number of Securities Acquired on Exercise		Value Realized on Exercise	Number of Shares Acquired on Vesting		Value Realized on Vesting
	(#	)	($)	(#	)	($)
David A. Roberson	—		—	10,000		42,100
Michael R. Murphy	—		—	6,667		28,068
Gregory A. Brown	—		—	6,667		28,068

Pension Benefits in Fiscal 2007

We do not provide pension benefits.

Nonqualified Deferred Compensation in Fiscal 2007

We do not have nonqualified deferred compensation plans.

Potential Payments on Termination

As described under “Compensation Discussion and Analysis” above, the Named Executive Officers do not have employment, severance or change in control agreements with us. The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the Named

Executive’s employment terminated on December 31, 2007. These benefits are in addition to benefits available generally to salaried employees, such as distributions under our 401(k) plan and accrued vacation pay.

Equity Awards. Under the Stock Grant Agreements we have entered into with our Named Executive Officers, termination for any reason other than death, disability or a change in control results in the forfeiture of any outstanding restricted stock grants which are unvested on the date of termination. If one of our Named Executive Officers were to die or become disabled, any unvested restricted stock grants would become vested in full as of the date of the death or disability. For these purposes, our 2005 Incentive Compensation Plan defines “disability” as a condition (a) which prevents a Named Executive Officer from engaging in any gainful activity and which is expected to result in death or to last for a continuous period of at least 12 months or (b) resulted in the Named Executive Officer receiving income replacement benefits for a period of not less than three months under any accident or health plan covering our employees. Unvested restricted stock grants would also vest immediately upon a change in control. Our 2005 Incentive Compensation Plan defines “change in control” as the occurrence of any of the following: (a) a person, other than the Company, a subsidiary or an employee benefit plan, becoming the beneficial owner of twenty percent (20%) or more of our outstanding voting securities; (b) any transaction or event which would trigger disclosure under Item 6(e) of Schedule 14A promulgated under the Exchange Act; (c) during any two consecutive year period, current Board members cease to constitute a majority of our Board of Directors (unless the election of new Board members was approved by at least two-thirds of our current Board members); or (d) any transaction requiring the approval of our stockholders for the acquisition of the Company, whether by a purchase of assets, merger or otherwise.

The following table provides the intrinsic value (that is, the value based on the price of our common stock as of December 31, 2007) of equity awards that would vest if a Named Executive Officer had died, became disabled or we experienced a change in control as of December 31, 2007.

Name of Executive	Intrinsic Value of Equity Awards If Vested
David A. Roberson	$39,000
Michael R. Murphy	25,999
Gregory A. Brown	25,999

Certain Relationships and Related Transactions

We purchased raw materials of approximately $15,474,000, $14,698,000 and $21,586,000 from MSR Forest Products, LLC (“MSR”) during 2007, 2006, and 2005, respectively. Cavalier owns a minority interest in this company. Jonathan B. Lowe and Michael P. Lowe, sons of John W Lowe, have a minority ownership interest in MSR, and Richard Roberson, Mr. Roberson’s brother, also has a minority ownership interest in and is an executive officer of MSR. We believe that the payments made for the products purchased from MSR were reasonable compared to amounts that would have been paid to unaffiliated entities for similar products.

Effective as of September 30, 2007, we acquired an additional 13.3% interest in MSR for a total ownership interest of 23.3%. This additional interest in MSR was acquired in a sale/swap transaction with another owner of MSR in which we purchased that owner’s interest in MSR and sold our ownership interest in another joint venture to that owner. We received net cash on the sale/swap of these ownership interests of $3,012,000 and recognized a gain on the sale of $123,000.

We used the services of a law firm, Lowe, Mobley & Lowe, a partner of which, Mr. John W Lowe, has served as one of our directors and our general counsel. We paid legal fees to this firm for Mr. Lowe’s services as general counsel and the firm’s defense of litigation against us in the sum of $212,000 during 2007, $292,000 during 2006, and $414,000 in 2005. In addition, this law firm received an indirect legal fee payment of $74,000 in 2005 from the proceeds of the settlement of one of our claims.

Related Party Transaction Policy: Our Board of Directors recognizes that a Related Party Transaction presents a potential risk of conflict of interest and, therefore, has adopted a policy that is followed in connection with all Related Party Transactions involving us. As a general matter, it is the preference of the Board to avoid Related Party Transactions. However, the Board recognizes that there may be situations where a Related Party Transaction may be consistent with our best interests and our shareholders.

Our Audit Committee charter requires that all Related Party Transactions must be submitted to the Audit Committee for review and approval or disapproval (or ratification). In determining whether to approve or disapprove a Related Party Transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the similar circumstances. The Audit Committee will also take into account the extent of the Related Party’s interest in the transaction and whether the transaction is in our best interests and our shareholders. The Chairperson of the Audit Committee may approve or ratify a Related Party Transaction in between Committee meetings. While our Audit Committee charter is in writing, our policy governing review and approval of Related Party Transactions is simply an element of our routine Audit Committee function and is not a formally written policy. Given the size of our Company and the relatively small number of Related Party Transactions which our Audit Committee reviews, our Board did not draft an additional set of guidelines to be used by the Audit Committee in reviewing Related Party Transactions. Our quarterly disclosure committee review process also includes a review of any Related Party Transactions.

For this section, a “Related Party” is: (1) any of our executive officers or directors, (2) any nominee for election as a director, (3) any greater than 5 percent beneficial owner of our common stock, (4) any immediate family member of any of the foregoing, or (5) any entity which is owned or controlled by any of the persons listed in (1), (2), (3) or (4) above.

A “Related Party Transaction” is any transaction, arrangement or relationship (or series of transactions, arrangements or relationships) in which Cavalier (including subsidiaries) was, is or will be a participant, and in which any Related Party had, has or will have a direct or indirect interest.

The Company had no new Related Party Transactions in 2007. As noted above, we had transactions in 2007 with Related Parties for relationships that began in prior years. Due to the significance of the purchases from MSR, our Audit Committee reviews and approves the overall pricing of products we purchase from MSR on an annual basis. The Audit Committee does not review the other on-going Related Party relationships noted above on an annual basis unless the nature, or significance, of the relationship changes.

Section 16(a) Beneficial Ownership Reporting compliance

Our executive officers, directors and beneficial owners of more than 10% of our common stock are required under the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Copies of these reports must also be furnished to us. We believe that during 2007 all applicable filing requirements were complied with in a timely manner.

Other Matters

The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in their best judgment.

CAVALIER HOMES, INC.

/s/ Michael R. Murphy
Michael R. Murphy
Secretary

Addison, Alabama
April 7, 2008

CAVALIER HOMES, INC. PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints David A. Roberson and Michael R. Murphy, or either of them, proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of Cavalier Homes, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Cavalier Homes, Inc., to be held on Tuesday, May 20, 2008, beginning at 10:00 A.M., C.D.T., at The Summit Club, Suite 3100, Regions Harbert Plaza, 1906 6th Avenue North, Birmingham, Alabama and at any adjournment or postponement thereof, in the following manner:

1.	ELECTION OF DIRECTORS
	☐	FOR all nominees listed below (except as otherwise instructed below)	☐	AUTHORITY WITHHELD to vote for all nominees listed below
Thomas A. Broughton, III, Barry B. Donnell, Lee Roy Jordan, David A. Roberson, Bobby Tesney and J. Don Williams
To withhold authority to vote for any nominee, write that nominee's name in the space provided below.
2.	PROPOSAL TO RATIFY AND APPROVE THE APPOINTMENT OF CARR, RIGGS & INGRAM, LLC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR CAVALIER HOMES, INC.
	☐ FOR	☐ AGAINST		☐ ABSTAIN
3.	OTHER MATTERS
	☐	In their discretion, upon such other matters as may properly come before the meeting	☐	AUTHORITY WITHHELD to vote upon such matters

(Sign on the following page)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE PREVIOUS PAGE, FOR ITEM 2 AND IN THE DISCRETION OF THE PERSONS APPOINTED HEREIN UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Dated: , 2008

Signature

Signature

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